                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of November ___, 2001 is between the purchasers listed on Schedule A hereto (each a "Purchaser" and collectively, the "Purchasers"), and ValiCert, Inc., a Delaware corporation (the "Company").

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties shall enter into the Common Stock Purchase Agreement, dated as of the date hereof, (the "Purchase Agreement") pursuant to which the Purchasers have committed to purchase up to $5,000,000 of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement) and Purchasers have the option to purchase up $1,250,000 of the Company's Common Stock pursuant to the Common Stock Warrant; and

     WHEREAS, the execution and delivery of this Agreement and granting to each Purchaser of the registration rights set forth herein with respect to the Registrable Securities is required by the terms of the Purchase Agreement.

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     Section 1.     Definitions.
                    -----------

          (a)       Registrable Securities. As used herein the term "Registrable
                    ----------------------
     Securities" means all Shares, Warrant Shares, and Penalty Warrant Shares (defined below), if any, that (i) have not been sold under the Registration Statement, (ii) have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) have not been otherwise transferred to persons who may trade such Registrable Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (iv) may not be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

          (b)       Holder. As used herein the term "Holder" means any person
                    ------
     owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 3 of this Agreement.

          (c)       Potential Material Event. As used herein the term "Potential
                    ------------------------
     Material Event" shall have the meaning ascribed to it in Section 3(j) hereof.

     Section 2.     Restrictions on Transfer. Holders acknowledge and understand
                    ------------------------
that in the absence of an effective Registration Statement authorizing the resale of the Registrable Securities, as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144. Holders understand that no disposition or transfer of the Registrable Securities may be made by Holders in the absence of (i) compliance with applicable laws; (ii) an opinion of counsel to the Purchaser, in form and substance reasonably satisfactory to the Company that such transfer may be made without registration under the Securities Act, or (iii) such registration.

     With a view to making available to Holders the benefits of Rule 144, the Company agrees to:

          (a)       comply with the provisions of paragraph (c)(1) of Rule 144;
     and

          (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          (c) to file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

     Section 3.     Registration Rights With Respect to the Registrable
                    ---------------------------------------------------
Securities.
----------

          (a) The Company agrees that it will prepare, file with, and cause to be declared effective by the Commission within ninety (90) days after the date of this Agreement (the "Registration Deadline"), a registration statement (on Form S-3 or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in
     Section 3(d) hereof), so as to permit a public offering and resale of the Registrable Securities under the Securities Act by the Holders; provided, however, that if the Registration Statement is subject to formal, written review by the SEC, then the Registration Deadline shall be extended by thirty (30) days. If the Company fails to meet the Registration Deadline, the Company shall issue to the Holders additional warrants for common stock (the "Penalty Warrants"), on substantially the same terms and conditions as the Common Stock Purchase Warrants; provided, however, that the number of
                                         --------  -------
     shares issuable upon exercise of the Penalty Warrants shall be, in the aggregate, 1,000 shares of Common Stock for each day after the ninetieth
     (90th) day or one hundred twentieth day (120th) day, whichever is applicable, that the Company fails to meet the Registration Deadline, and the Exercise Price of the Penalty Warrants shall be eight percent (8%) less than the Exercise Price of the Common Stock Purchase Warrants. A designee of the Holders shall instruct the Company as to the number of Penalty Warrant shares to be allocated to each Holder.

          (b) The Company will notify Purchaser of the effectiveness of the Registration Statement within one Trading Day of such event .

          (c) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof effective under the Securities Act until the earliest of (i) the date that all the Registrable Securities have been sold or otherwise disposed of pursuant to the Registration Statement, (ii) the date that all of the Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (iii) the one year anniversary date of this Agreement.

          (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Company shall not be responsible for payment of any other fees, including legal fees, of Purchaser.

          (e) Holders and their counsel shall have the right, upon request, to review any comment letters from the SEC, and a reasonable period, not to exceed three (3) Trading Days, to review and comment upon the Selling Stockholder Table in the proposed Registration Statement, prior to its initial filing with the Commission. The Plan of Distribution section in the Registration Statement shall be substantially in the form attached hereto as Exhibit A.
               ---------

          (f) The Company shall make reasonably available for inspection by Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information
                             --------  -------
     and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by Holders and any such underwriter, attorney, accountant or agent, unless (i) such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed), (ii) is required by law, (iii) such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality, (iv) that is in the possession of the using or disclosing party prior to the time such information was obtained from the Company or that is independently acquired by the using or disclosing party without the aid, application or use of such other information; (v) that is obtained by the using or disclosing party in good faith without knowledge of any breach of a secrecy arrangement from a third party; or (vi) that is disclosed in connection with any bona-fide offer to purchase any shares in the Company, provided that the proposed transferor obtains an undertaking from the proposed transferee to keep such information confidential in accordance with the provision of this section prior to such disclosure. If the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of Holders and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of the Holders and other parties.

          (g) The Company shall qualify any of the Registrable Securities for sale in such states as a Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.

          (h) The Company at its expense will supply Holders with copies of the Registration Statement and the final prospectus included therein (the "Prospectus") and other related documents in such quantities as may be reasonably requested by Holders.

          (i) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies Holders in writing of the existence of a Potential Material Event (as defined in Section 3(j) below), Holders shall not offer or sell any Registrable Securities pursuant to a Registration Statement, from the time of the giving of notice with respect to a Potential Material Event until Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (the "Suspension Period"). The Company must give Purchaser notice of the existence of a Potential Material Event promptly upon knowledge that such an event exists and, where possible, at least two (2) days prior to the first day of a Suspension Period, if lawful to do so.

          (j) "Potential Material Event" means any of the following: (i) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company; (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information, or (iii) pursuant to applicable law, the Company is required to file a post-effective amendment to the Registration Statement because the Company experiences a fundamental change, must change the plan of distribution to the Prospectus, or must update the information included in the Prospectus pursuant to Section 10(a)(3) of Securities Act.

     Section 4.     Cooperation with Company. The Purchaser will cooperate with
                    ------------------------
the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities in usual and customary form.

     Section 5.     Registration Procedures. In addition to the requirements set
                    -----------------------
forth in Section 3, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to each Holder's assistance and cooperation as reasonably required:

          (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchaser of such Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, and any amendment or supplement thereto, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (b) do any and all acts and things which may be reasonably necessary or advisable to enable Holders to consummate the resale or other disposition in such jurisdiction of the Registrable Securities, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (c) list such Registrable Securities on the Principal Market, and any other exchange on which the Common Stock of the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or the Nasdaq Stock Market;

          (d) notify Holders at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment or curative supplement under Section 5(a) as quickly as possible;

          (e) as promptly as practicable after becoming aware of such event, notify the Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

          (f) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by Holders of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus; and

          (g)       maintain a transfer agent for its Common Stock.

     Section 6.     Indemnification.
                    ---------------

          (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls the Holder within the meaning of the Securities Act ("Distributing Purchaser") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances when made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by Holder specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if Holder failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where Holder was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Holder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which Holder may otherwise have. Notwithstanding anything to the contrary herein, Holder shall not be liable under this Section 6(b) for any amount in excess of the gross proceeds to such Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement; provided however, that this provision shall not limit any rights or claims based on fraudulent or intentional misrepresentation, bad faith or willful misconduct.

          (c)       Promptly after receipt by an indemnified party under this
     Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is a Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both Holder and the indemnifying party and Holder shall have been advised by such counsel in writing that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for Holder, which firm shall be designated in writing by Holder and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be promptly paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnified party; provided, however, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

     Section 7.     Contribution. In order to provide for just and equitable
                    ------------
contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Notwithstanding any other provision of this Section 7, in no event shall any (i) Holder be required to undertake liability to any person under this
Section 7 for any amounts in excess of the dollar amount of the gross proceeds to be received by the Holder from the sale of Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are or were to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

     Section 8.     Restrictions on Registration. From the date hereof through a
                    ----------------------------
period of 20 days following the date that the Registration Statement is first declared effective, the Company shall not file a registration statement for any securities other than securities issued in connection with any stock option plan, stock purchase plan, stock bonus plan or other plan for the benefit of employees, officers or directors of the Company.

     Section 9.     Notices. All notices, demands, requests, consents,
                    -------
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as set forth in the Purchase Agreement.

     Section 10.    Assignment. Subject to Section 2 hereof, (a) the rights of a
                    ----------
Holder may be assigned by a Holder to any other person, and (b) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any such transferee of any of the Registrable Securities other than through open-market sales.

     Section 11.    Counterparts/Facsimile. This Agreement may be executed in
                    ----------------------
two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

     Section 12.    Remedies and Severability. The remedies provided in this
                    -------------------------
Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a board of arbitration or a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

     Section 13.    Conflicting Agreements. The Company shall not enter into any
                    ----------------------
agreement with respect to its securities that is inconsistent with the rights granted to the purchasers of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

     Section 14.    Headings. The headings in this Agreement are for reference
                    --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 15.    Governing Law. This Agreement will be governed by and
                    -------------
construed in accordance with the internal laws of the State of California applicable to contracts made among residents of, and wholly to be performed within, the State of California, without regard to principles of conflict of laws or choice of laws.

                            [SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on this ____ day of November, 2001.


COMPANY:

VALICERT, INC.

By:
    ------------------------------------
Name:   Joseph (Yosi) Amram
Title:  President and CEO

Address:    339 N. Bernardo Avenue
            Mountain View, CA 94043



INVESTORS:

PALO ALTO INTERNET VALUE FUND, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
        ---------------------------------------------------

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



PALO ALTO CROSSOVER FUND, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
        ---------------------------------------------------



CREE & JENNIFER EDWARDS FAMILY TRUST

By:    Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



WILLIAM H. DRAPER, III RT

By:    Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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FRED M. GIBBONS

By:    Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



MICRO CAP PARTNERS, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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MICRO-MOUSSE PARTNERS, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



PAUL C. EDWARDS

By:    Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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UBTI FREE, L.P.

By:    Palo Alto Investors, LLC, its General Partner

By:    Palo Alto Investors, Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
        ---------------------------------------------------

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



WILLIAM C. EDWARDS RT

By:    Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------
       William L. Edwards, President


Address:

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Tax ID:
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

                                    EXHIBIT A
                                    ---------

                              Plan of Distribution